UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 15, 2005

                                U.S. MEDSYS CORP.
           -----------------------------------------------------------
             (Exact name of registrant as specified in this charter)


      Colorado                            000-27513             84-1308436
----------------------------         -------------------   ---------------------
(State or other jurisdiction             (Commission          (IRS Employer
    of incorporation)                    File Number)       Identification No.)


     411 Route 17 South, Hasbrouck Heights, New Jersey            07604
    (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's Telephone Number, including area code: (201) 288-3082

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changes Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01. Regulation FD Disclosure.

Attached as an exhibit hereto is a copy of the press release issued by the Company on September 15, 2005, announcing the matters described below.


Item  8.01. Other Events.

On September 15, 2005, the Company announced that a Search Warrant was issued by the Magistrate Judge of the U.S. District Court for the District of New Jersey, together with a subpoena for documents and on September 21, 2005, testimony is required by its custodian of records before a federal grand jury in Camden, New Jersey.

The Company has reason to believe that the investigation concerns trading activity centered on its securities.

During the exercise of the Search Warrant, Special Agents of the Federal Bureau of Investigation garnered several boxes of Company records, and copied files from its computers. None of the documents garnered is deemed critical to the Company's ongoing business operations. As such, the Company will continue to conduct business in a normal ongoing fashion.

The Company has also learned that other individuals have been served with Search Warrants and subpoenaed to testify before the grand jury.

Anthony Rubino, acting CEO, commented in the press release, "We have complied with the order and will provide cooperation as requested. The Company will continue to focus its efforts on execution of our business model. The last six months have shown the ability to execute our plan and we are very excited about our future growth as an organization."

Item  9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits  99.1 Press release dated September 15, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         U.S. MEDSYS CORP.

                                         By:  /s/ Anthony R. Rubino
                                         ---------------------------------------
                                         Anthony R. Rubino
                                         Acting Chief Executive Officer

Date:  September 23, 2005